                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549




                                 FORM 8-K

                              CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of

                   the Securities Exchange Act of 1934



                        Dated:  April 13, 1995



                      LOUISVILLE GAS AND ELECTRIC COMPANY
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)





     Kentucky                     2-26720                  61-0264150
 ---------------                -------------           -------------------
 (State or other                (Commission               (IRS Employer
 jurisdiction of                 File Number)            Identification No.)
 incorporation)



        220 W. Main Street (P.O. Box 32010) Louisville, Kentucky  40232
        ---------------------------------------------------------------
                       (Address of principal executive offices)



                               (502) 627-2000
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                        (Registrant's telephone number)
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Item 5. Other Events.

On April 6, the Public Service Commission of Kentucky approved the Company's application for an environmental cost recovery surcharge to recover certain costs required to comply with the Federal Clean Air Act, as amended, and those federal, state, and local environmental requirements which apply to coal combustion wastes and by-products from facilities utilized for production of energy from coal. As a result of the surcharge, the Company expects that its electric revenues will increase by approximately $3.8 million in 1995 and $7.2 million in 1996.





                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LOUISVILLE GAS AND ELECTRIC COMPANY
                                       -----------------------------------
                                                      Registrant


                                     By   M. L. Fowler
                                         -----------------------------------
                                          Vice President and Controller
                                          (On behalf of the registrant in
                                           his capacity as Principal
                                           Accounting Officer)

Date April 13, 1995
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